Exhibit 10.46

FIRST AMENDMENT TO LEASE

I.    PARTIES AND DATE.
This First Amendment to Lease (the “Amendment”) dated May 29,2013, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and MASIMO CORPORATION, a Delaware corporation (“Tenant”).
II. RECITALS.
On June 22, 2012, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 9600 Jeronimo Road, Irvine, California (“Premises”).
Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III.    MODIFICATIONS.
A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1.    Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:
“5. Expiration Date: January 31, 2015”
2.    Item 6 is hereby amended by adding the following:
“Commencing February 1, 2014, the Basic Rent shall be Twenty One Thousand One Hundred Thirty-Seven Dollars ($21,137.00) per month, based on $.65 per rentable square foot.”
B. Right to Extend the Lease. The provisions of Section 3.4 of the Lease, entitled “Right to Extend this Lease”, for the option to extend the Term for a single 12-month extension shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment, except that the third (3rd) sentence of said Section 3.4 is hereby deleted and substituted therefor shall be the following:
“The Basic Rent payable under the Lease during the 12-month extension of the Term as provided herein, shall be Twenty Two Thousand Seven Hundred Sixty-Three Dollars ($22,763.00) per month, based on $.70 per rentable square foot.”
C. “After Hours” HVAC. Effective as of the date of this Amendment, the parties hereby agree to amend the definition of “standard charges” as used in Section 6.1 of the Lease for Tenant’s “after hours” usage of each HVAC servicing the Premises, to the following charges (in addition to the electricity charges paid to the utility provider): (i) $1.00 per hour for 1-5 ton HVAC units, (ii) $5.00 per hour for 6-9 ton HVAC units, and (iii) $10.00 per hour for HVAC units of greater than 9 tons.
D. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company (“Landlord’s Broker”) and Zuvich Corporate Advisors (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.
E. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV.    GENERAL.
A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

V.    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		MASIMO CORPORATION
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Yongsam Lee
Steven M. Case, Executive Vice President		Yongsam Lee
Office Properties		EVP, Operations and CIO

By	/s/ Michael T. Bennett	By	/s/ Mark P. de Raad
Michael T. Bennett, Senior Vice President		Mark P. de Raad
Operations, Office Properties		CFO

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